Exhibit 10.43

Executive Officer Compensation Summary — Fiscal 2006

		Shares of	Shares Underlying
	Base Salary	Restricted Stock*	Stock Options*
Executive Officer	($)	(#)	(#)

J.S.B. Jenkins
President and Chief	$508,800	14,818	24,534
Executive Officer

Mark J. Flaherty
Chief Financial Officer, Treasurer	$187,500	6,270	10,381
and Assistant Secretary

Non-Employee Director Compensation Summary — Fiscal 2006

		Board and Committee	Shares of		Shares Underlying
Annual Retainer		Meetings Fees	Restricted Stock*		Stock Options*
($)		($)	(#)		(#)

Board			Continuing		Continuing
Member (other than the Chairman of the Board):	$25,000	Audit Committee: $2,000 per meeting	Board Member:	1,100	Board Member:	2,000

Audit Committee			New		New
Chairperson:	$7,500		Board Member:	1,800	Board Member:	3,500

		Board and Other	Chairman		Chairman
Other		Committees:	of the Board:	2,200	of the Board:	4,000
Committee		$1,500 per meeting
Chairpersons:	$5,000		New Chairman		New Chairman
			of the Board:	3,600	of the Board:	7,000
Chairman
of the Board:	$53,000

      In addition, the Board of Directors, upon recommendation of the Compensation Committee, approved a stock ownership guideline of three times the annual retainer for non-employee directors and five times the annual retainer for the Chairman of the Board. Non-employee directors have five years from the adoption of the stock ownership guideline by the Board, or from their first election to the Board if later, to comply.

* All equity awards will be granted under the Tandy Brands Accessories, Inc. 2002 Omnibus Plan.